                                                                   EX-99.B(g)(3)

                    Funds Trust Securities Lending Agreement

                                    Exhibit A

                        FUNDS OF WELLS FARGO FUNDS TRUST

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   Colorado Tax-Free Fund
5.   Diversified Bond Fund
6.   Diversified Equity Fund
7.   Diversified Small Cap Fund
8.   Equity Income Fund
9.   Equity Index Fund
10.  Growth Balanced Fund
11.  Growth Equity Fund
12.  Growth Fund
13.  High Yield Bond Fund
14.  Income Fund
15.  Income Plus Fund
16.  Index Allocation Fund
17.  Index Fund
18.  Inflation-Protected Bond Fund
19.  Intermediate Government Income Fund
20.  International Equity Fund
21.  Large Cap Appreciation Fund
22.  Large Cap Value Fund
23.  Large Company Growth Fund
24.  Limited Term Government Income Fund
25.  Minnesota Tax-Free Fund
26.  Moderate Balanced Fund
27.  Montgomery Emerging Markets Focus Fund
28.  Montgomery Institutional Emerging Markets Fund
29.  Montgomery Mid Cap Growth Fund
30.  Montgomery Short Duration Government Bond Fund
31.  Montgomery Small Cap Fund
32.  Montgomery Total Return Bond Fund
33.  National Limited Term Tax-Free Fund
34.  National Tax-Free Fund
35.  Nebraska Tax-Free Fund
36.  Outlook Today Fund
37.  Outlook 2010 Fund
38.  Outlook 2020 Fund
39.  Outlook 2030 Fund
40.  Outlook 2040 Fund
41.  Overseas Fund
42.  SIFE Specialized Financial Services Fund
43.  Small Cap Growth Fund

44.  Small Cap Opportunities Fund
45.  Small Company Growth Fund
46.  Small Company Value Fund
47.  Specialized Health Sciences Fund
48.  Specialized Technology Fund
49.  Stable Income Fund
50.  Strategic Growth Allocation Fund
51.  Strategic Income Fund
52.  Tactical Maturity Bond Fund
53.  WealthBuilder Growth and Income Portfolio
54.  WealthBuilder Growth Balanced Portfolio
55.  WealthBuilder Growth Portfolio

    Approved by Board of Trustees: October 24, 2000, December 18, 2000, February 6, 2001, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001,
    December 23, 2001, May 7, 2002, August 6, 2002, November 5, 2002, December 18, 2002, May 6, 2003 and August 5, 2003.

    Most Recent Annual Approval Date: August 5, 2003.

                                       A-2